                 EXCLUSIVE MARKETING AND LICENSING AGREEMENT


                                 dated as of


                             September 11, 1996,


                                   between


                         H. LEE BROWNE, individually,


                              H. LEE BROWNE, dba
                      Greenwich Information Technologies


                                     and


                    GREENWICH INFORMATION TECHNOLOGIES LLC

                                  TABLE OF CONTENTS


SECTION                                                                    PAGE
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE I
                                  DEFINITIONS. . . . . . . . . . . . . . .   1

1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II
                              MARKETING, PROMOTION
                            AND RELATED TRANSACTIONS . . . . . . . . . . .   3

2.1   Grant of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.2   Duties of LLC. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.3   Future Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.4   Other Obligations of DBA . . . . . . . . . . . . . . . . . . . . . .   4
2.5   Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES . . . . . . . . . .   4

3.1   Representations and Warranties of DBA. . . . . . . . . . . . . . . .   4
3.2   Representations and Warranties of LLC. . . . . . . . . . . . . . . .   5

                                   ARTICLE IV
                      CONTINUING COVENANTS AND AGREEMENTS. . . . . . . . .   5

4.1   Covenants of DBA . . . . . . . . . . . . . . . . . . . . . . . . . .   5
4.2   Covenants of LLC . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE V
                                INDEMNIFICATION. . . . . . . . . . . . . .   6

5.1   Obligations of DBA . . . . . . . . . . . . . . . . . . . . . . . . .   6
5.2   Obligations of LLC . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE VI
                                    GENERAL  . . . . . . . . . . . . . . .   6

6.1   Amendments; Waivers. . . . . . . . . . . . . . . . . . . . . . . . .   6
6.2   Schedules; Exhibits; Integration . . . . . . . . . . . . . . . . . .   6
6.3   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
6.4   No Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


SECTION                                                                    PAGE
6.5   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
6.6   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
6.7   Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . .   7
6.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
6.9   Remedies; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .   8
6.10  Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
6.11  Representation By Counsel; Interpretation. . . . . . . . . . . . . .   9
6.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                  EXCLUSIVE MARKETING AND LICENSING AGREEMENT


     This Exclusive Marketing and Licensing Agreement is entered into as of September 11, 1996, between GREENWICH INFORMATION TECHNOLOGIES LLC, a Delaware limited liability company ("LLC"), H. LEE BROWNE, individually ("HLB"), and H. LEE BROWNE, dba Greenwich Information Technologies ("DBA").

                                   R E C I T A L S

     WHEREAS, DBA is the "Assignee" of certain patent rights pursuant to an Assignment Agreement dated February 5, 1992 between H. Lee Browne and Paul Yurt (collectively, the "Assignors") and H. Lee Browne, dba Greenwich Information Technologies, which is attached hereto as Exhibit A (the "1992 Assignment Agreement").

     WHEREAS, DBA and LLC desire to use certain cash available to the LLC for working capital purposes related to the exploitation and licensing of the Patent Rights (as defined in the 1992 Assignment Agreement), and with the understanding that HLB will have operational control of LLC, DBA, in connection therewith, desires to appoint LLC as the exclusive marketing and licensing agent for the Patent Rights with sole rights to determine the exploitation and licensing of the Patent Rights.

     WHEREAS, DBA desires to become a member of LLC and is entering into this Agreement as partial consideration for a 66.67% membership interest in LLC.

                                  A G R E E M E N T

     In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

     (b) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

     (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     As used in this Agreement and the Exhibits delivered pursuant to this Agreement, the following definitions shall apply.

     "ACTION" means any action, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "AGREEMENT" means this Exclusive Marketing and Licensing Agreement by and between DBA and LLC, as amended or supplemented together with all Exhibits attached hereto or incorporated herein by reference.

     "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

     "ASSIGNORS" is defined in the Recitals hereof.

     "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

     "ENCUMBRANCE" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

     "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

     "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

     "1992 ASSIGNMENT AGREEMENT" is defined in the Recitals hereof.

     "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "PATENT RIGHTS" means the patents subject to the 1992 Assignment Agreement.

     "PERMIT" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Entity or Person.

     "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.


                                   ARTICLE II
                              MARKETING, PROMOTION
                            AND RELATED TRANSACTIONS

     2.1  GRANT OF RIGHTS.

     DBA hereby grants to LLC exclusive, perpetual, irrevocable, worldwide rights to market, promote and license the Patent Rights and to arrange for the commercial exploitation of the Patent Rights and any related technology owned or controlled by DBA. LLC shall have all rights to promote, market and license to others the Patent Rights on such terms and conditions as it may determine in its sole and absolute discretion. DBA shall have the right to prosecute infringers of the Patent Rights in accordance with the 1992 Assignment Agreement; provided, however, that LLC shall have all economic interests and rights in the proceeds of such prosecution subject to DBA's obligations, if any, under the 1992 Assignment Agreement to pay a portion of such proceeds to the Assignors. LLC shall pay all costs and expenses related to the prosecution of infringers of the Patent Rights and any Persons who breach or violate the terms of any license or sublicense of the Patent Rights.

     2.2  DUTIES OF LLC.

     LLC agrees to use commercially reasonable efforts to promote, market and arrange for the commercial exploitation of the Patent Rights, through licensing or otherwise. LLC shall pay all costs and expenses related to such promotion, marketing and licensing activities. LLC shall be solely responsible to arrange for licensing or assigning rights in the Patent Rights to third parties on commercially reasonable terms. LLC shall pay all costs and expenses related to
(i) obtaining and maintaining the Patent Rights and all related patent rights on behalf of DBA; and (ii) the prosecution of infringers of the Patent Rights and any Persons who breach or violate the terms of any license or sublicense of the Patent Rights.

     2.3  FUTURE LICENSES.

     In the event LLC determines to license the Patent Rights to any third party, DBA shall promptly grant to LLC a license, with right to sublicense, in scope, duration and such other terms as are no less broad than the proposed license to the third party; PROVIDED, HOWEVER, that the license from DBA to LLC will be royalty free. Such license shall be granted contemporaneously with the consummation of the license of the Patent Rights by the LLC to such third party. Any and all payments or other proceeds received by LLC in respect of such licenses granted to third parties shall be the sole property of LLC and DBA and the Assignors shall have no rights or interests therein, subject to (i) DBA's obligations, if any, under the 1992 Assignment Agreement to pay a portion of such proceeds to the Assignors, and
(ii) subject to HLB's rights, if any, to receive distributions as a member of LLC under the Operating Agreement.

     2.4  OTHER OBLIGATIONS OF DBA.

     DBA agrees that he shall remain responsible for making all necessary payments to the Assignors under the 1992 Assignment Agreement. If DBA fails to make payments to Assignors when due, LLC shall have full right (but not the obligation) to withhold distributions otherwise owing to HLB, as a member of LLC, and make payments directly to Assignors. This is in addition to any other remedy LLC may have hereunder. To the extent LLC proposes any transaction which requires the consent of the Assignors, DBA will use his best efforts to procure such consent.

     2.5  CONSIDERATION.

     HLB is receiving a membership interest in LLC and is entering into this Agreement, as Assignor, as partial consideration for such membership interest.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES


     3.1 REPRESENTATIONS AND WARRANTIES OF DBA. DBA has all necessary power and authority to execute, deliver and perform this Agreement and any related agreements referred to herein. The execution, delivery and performance of this Agreement and any related agreements by DBA will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Contract of DBA, result in the imposition of any Encumbrance against the Patent Rights or DBA's rights under the 1992 Assignment Agreement (except in favor of LLC), violate any Law or require any Approval or filing or registration with, or the issuance of any Permit by, any other Person or Governmental Entity. This

Agreement and any related agreements constitute the legally valid and binding obligation of DBA, enforceable against DBA in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The 1992 Assignment Agreement, in the form attached hereto as Exhibit A, is in full force and effect and has not been modified, amended or otherwise altered. DBA has performed all obligations required to be performed by him under the 1992 Assignment Agreement, and DBA is not in default under the 1992 Assignment Agreement. DBA has not granted, assigned, licensed or transferred any rights in the Patent Rights to any Person, except for such matters as are no longer in effect and under which no Person has any continuing right to use or exploit the Patent Rights. DBA has not received any notice to the effect (or is otherwise aware) that any Person claims that the Patent Rights (or any claims asserted in the Patent Rights) are invalid or that there was any prior art relating to the Patent Rights which would cause the Patent Rights to be invalid. Except as previously disclosed to LLC, there are no Actions pending, or to DBA's knowledge, threatened, relating to the Patent Rights or the 1992 Assignment Agreement.

     3.2 REPRESENTATIONS AND WARRANTIES OF LLC. LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. LLC has all necessary corporate power and authority to carry on its business as now being conducted. LLC has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. This Agreement constitutes the legal, valid and binding obligation of LLC, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement and any related agreements by LLC will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under
(a) the operating agreement of LLC, (b) any Law to which LLC is subject or
(c) any Contract to which LLC is a party.

                                   ARTICLE IV
                      CONTINUING COVENANTS AND AGREEMENTS

     4.1  COVENANTS OF DBA.

     Other than to LLC, DBA shall not sell, transfer, assign, license, Encumber or otherwise convey or dispose of any right or interest in or to the Patent Rights. DBA shall not amend, modify or alter the 1992 Assignment Agreement without the prior written approval of LLC, unless such amendment or modification
(i) relates to DBA's payment obligations to the Assignors pursuant to the 1992 Assignment Agreement, and (ii) does not and will not result in an adverse effect on LLC's interests hereunder, or under the Collateral Assignment of Assignment Agreement dated the date hereof between HLB and LLC. DBA shall comply with all obligations under the 1992 Assignment Agreement to make payments to the Assignors and take all action necessary to maintain his rights to the Patent Rights and other rights under the 1992

Assignment Agreement. DBA shall notify LLC promptly in writing upon becoming aware of any (i) claim by either Assignor of a breach or nonperformance of the 1992 Assignment Agreement by DBA or (ii) Action or Order relating to the Patent Rights or any claim by any Person alleging that the Patent Rights are invalid.

     4.2  COVENANTS OF LLC.

     LLC shall not, directly or indirectly, enter into any transaction involving the Patent Rights with any affiliate of LLC or DBA, on terms that are less favorable to LLC than those that might be obtained at the time from unrelated third parties. LLC, on behalf of DBA, shall perform the duties of DBA under the 1992 Assignment Agreement other than making payments to the Assignors.


                                   ARTICLE V
                                INDEMNIFICATION

     5.1 OBLIGATIONS OF DBA. DBA agrees to indemnify and hold harmless LLC, and its members, directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of LLC, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by DBA in or pursuant to this Agreement (whether or not of a material nature).

     5.2 OBLIGATIONS OF LLC. LLC agrees to indemnify and hold harmless DBA from and against any Losses of DBA, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by LLC in or pursuant to this Agreement.


                                   ARTICLE VI
                                    GENERAL

     6.1 AMENDMENTS; WAIVERS. This Agreement and any Exhibit attached hereto may be amended only by agreement in writing of all parties. Any amendment, waiver or consent by LLC hereunder must be approved by the "senior members" or a majority in interest of the members of LLC, in each case excluding HLB. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     6.2 SCHEDULES; EXHIBITS; INTEGRATION. Each Schedule and Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although Schedules need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits, and the Pledge Agreement and the Collateral Assignment of Assignment Agreement each dated the date hereof between HLB and LLC, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith.

     6.3 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Connecticut except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of LLC.

     6.4 NO ASSIGNMENT. Except as otherwise provided herein, neither this Agreement (nor related agreements pursuant to this Agreement) nor any rights or obligations under any of them are assignable.

     6.5 HEADINGS. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     6.6 COUNTERPARTS. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

     6.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

     6.8 NOTICES. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

          IF TO LLC ADDRESSED TO:

          Greenwich Information Technologies LLC
          Two Soundview Drive
          Greenwich Connecticut 06830
          Attention:  Chief Executive Officer

          WITH COPIES TO:

          Acacia Research Corporation
          12 S. Raymond Avenue
          Pasadena, California 91105
          Attention: President

          and

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, California  90071
          Attention:  D. Stephen Antion, Esq.

          IF TO HLB, ADDRESSED TO:

          H. Lee Browne
          Two Soundview Drive
          Greenwich, Connecticut  06830

          IF TO DBA, ADDRESSED TO:

          H. Lee Browne, dba
          Greenwich Information Technologies
          Two Soundview Drive
          Greenwich, Connecticut  06830

          WITH A COPY TO:

          Finn, Dixon & Herling
          One Landmark Square, Suite 1400
          Stamford, Connecticut 06901
          Attention: Brett Dixon, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 6.8 and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     6.9 REMEDIES; WAIVER. To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     6.10 ATTORNEY'S FEES. In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorneys fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

     6.11 REPRESENTATION BY COUNSEL; INTERPRETATION. LLC and DBA acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of DBA and LLC.

     6.12 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

                     [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                        GREENWICH INFORMATION TECHNOLOGIES LLC


                                        By: /s/ H. Lee Browne
                                           ----------------------------
                                        Its: Chief Executive Officer



                                        H. LEE BROWNE, individually







                                        H. LEE BROWNE, dba Greenwich Information
                                        Technologies


                                        /s/ H. Lee Browne
                                           ----------------------------




Accepted and Agreed:

ACACIA RESEARCH CORPORATION


By: /s/ Kathryn King-Van Wie
Its: Vice President, Operations

                                      S-1